Registration No. 333‑205797

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST‑EFFECTIVE AMENDMENT NO. 1
TO FORM S‑3
ON FORM S‑1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	13‑3986004
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania  19044
(215) 619‑3200
(Address, Including Zip Code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

Dr. Dolev Rafaeli
President and Chief Executive Officer
STRATA Skin Sciences, Inc.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania  19044
(215) 619‑3200
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)
With a copy to: Sunjeet S. Gill Stevens & Lee, P.C. 620 Freedom Business Center Drive, Suite 200 King of Prussia, Pennsylvania 19406 (610) 205‑6000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non‑Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share (2) (3)	1,681,043	$2.47(2)	$4,152,176	$539(3)	(3))

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Estimated solely for purpose of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the Registrant’s common stock reported on The Nasdaq Stock Market LLC on November 18, 2019, which is within five business days prior to the filing of this registration statement.

(3)	$415.50 previously paid.
(4)
The registration fee was calculated pursuant to Rule 457(o) under the Securities Act of 1933 on the basis of the maximum aggregate offering price of the securities listed.  The registration fee was previously paid in full with the filing by the registrant of its Form S‑3 registration statement (File No. 333‑205797) on July 22, 2015.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On July 22, 2015, we filed a Form S‑3 registration statement (File No. 333‑205797), which was declared effective on August 7, 2015 (the “Registration Statement”).  The Registration Statement was a resale registration statement covering the resale of up to an aggregate of 1,681,043 shares of our common stock by certain identified selling stockholders.  All filing fees payable in connection with the Registration Statement were paid in full in connection with the filing of the Registration Statement.

Because we did not timely file our Annual Report on Form 10‑K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019, we ceased to be eligible to use Form S‑3.

We are filing this Post‑Effective Amendment No. 1 in order to comply with Section 10(a)(3) of the Securities Act, with respect to the audited consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018, and to incorporate by reference into the prospectus included in this Post‑Effective Amendment No. 1, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering , as permitted by Item 12(b) of Form S‑1.

The information in this Prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 20, 2019

PROSPECTUS

STRATA Skin Sciences, Inc.

1,681,043 Shares of Common Stock

This prospectus relates to the resale of up to an aggregate of 1,681,043 shares of our common stock, par value $0.001 per share (the “Common Stock”), by the selling stockholders named herein, or the selling securityholders.  On June 22, 2015, we entered into a securities purchase agreement with the investors identified therein, or together, the Purchasers, pursuant to which we sold to the Purchasers an aggregate of $32,500,000 of 2.25% senior secured convertible debentures, or the Debentures, convertible into 43,333,333 shares, (split adjusted basis of 8,666,666 shares) of Common Stock based upon an initial conversion price of $0.75 (split adjusted basis of $3.75) per share, an aggregate of $10,000,000 senior secured notes, or the Notes, and warrants, or the Warrants, to the Purchasers of the Debentures, to purchase up to 3,000,000 shares (split adjusted basis of 600,000 shares)of common stock at an exercise price of $0.75 (split adjusted basis of $3.75) per share.  On September 20, 2017, we exchanged the Debentures, pursuant to the Securities Exchange Agreement dated as of June 7, 2017, between us and holders of the Debentures for shares of our newly created Series C Convertible Preferred Stock, or Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $1,000 and is convertible into shares of Common Stock at a conversion price equal to $2.69. As of October 31, 2019, there are 2,103.82 shares of Series C Preferred Stock outstanding, which are convertible into 782,089 shares of Common Stock.  To the extent that one or more Purchasers elects to convert their shares of Series C Preferred Stock to acquire shares of Common Stock, the selling securityholders may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices pursuant to this prospectus.  We provide more information about how a selling securityholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 5.

The shares of Common Stock will be resold from time to time by the entities and persons listed in the section titled “Selling Securityholders” on page 4, which we refer to as the selling securityholders.  We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale of shares of our Common Stock by the selling securityholders.  The selling securityholders will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby.  However, we will incur expenses in connection with the registration of the shares of our Common Stock offered hereby, including legal and accounting fees.

Our Common Stock is quoted on The Nasdaq Capital Market, or Nasdaq, under the symbol “SSKN.” On November 18, 2019, the last reported sale price of our Common Stock was $2.49 per share.

Investing in our securities involves risks.  See “Risk Factors” beginning on page 2 of this prospectus and the risk factors described in the documents incorporated by reference into this prospectus.  You should carefully read this prospectus, together with the documents incorporated by reference, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS                            , 2019.

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus.  We have not, and the selling securityholders have not, authorized anyone to provide you with additional or different information.  These securities are not being offered in any jurisdiction where the offer is not permitted.  You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.  Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean STRATA Skin Sciences, Inc., together with its subsidiaries.

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ABOUT STRATA SKIN SCIENCES, INC.

We are a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions.  Our products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; and the STRATAPEN® MicroSystem, marketed specifically for the intended use of micropigmentation.

We were incorporated in the State of New York in 1989 under the name Electro‑Optical Sciences, Inc. and subsequently reincorporated under the laws of the State of Delaware in 1997.  In April 2010, we changed our name to MELA Sciences, Inc. On January 5, 2016, we changed our name to STRATA Skin Sciences, Inc.

In June 2015 we completed the acquisition of the XTRAC® Excimer Laser and the VTRAC® excimer lamp businesses from PhotoMedex, Inc.  Prior to the Acquisition the Company’s only product was the MelaFind® system, or MelaFind, a device for aiding dermatologists in the evaluation of clinically atypical pigmented skin lesions.  In March 2017 we sent a notice to the 90 owners of MelaFind devices in the United States informing them that, effective September 30, 2017, we no longer would support the device.  We have since discontinued all research and development, sales and support activity related to MelaFind.  We continue to maintain the patent portfolio for the related intellectual property, as we believe these assets may have value to a potential developer of similar technology.  In 2018, we sold a perpetual license of certain MelaFind assets to a third party for $0.2 million.

Our principal place of business is located at 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044.  Our telephone number is (215) 619‑3200.  Our website address is www.strataskinsciences.com.  The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making an investment in our securities.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should consider carefully the risks described in the section entitled “Risk Factors” contained in our Annual Report on Form 10‑K for the year ended December 31, 2018, as filed with the SEC on October 30, 2019, which is incorporated herein by reference in its entirety, as well as in any applicable prospectus supplement and other documents that we incorporate by reference into this prospectus.  The risks so described are not the only risks facing the Company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks actually occur, our business, operating results, financial condition or prospects could be materially and adversely affected.  This could cause the trading price of our common stock to decline and you may lose part or all of your investment.  See also, “Special Note Regarding Forward‑Looking Statements.”

SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS

Certain statements in this prospectus are “forward‑looking statements.” These forward‑looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of STRATA Skin Sciences, Inc., a Delaware corporation, (referred to in this prospectus as “we,” “us,” “our”, “registrant” or “the Company”) and other statements contained in this prospectus that are not historical facts.  The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a safe harbor for forward‑looking statements made by or on behalf of the Company.  Forward‑looking statements in this prospectus or hereafter included in other publicly available documents filed with the Securities and Exchange Commission, or the Commission, reports to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward‑looking statements.  Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations.  When used in this prospectus, the words “will, “ “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or the negative of such terms and similar expressions identify statements that constitute “forward‑looking statements” within the meaning of

Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that are intended to come within the safe harbor protection provided by those sections.  Forward‑looking statements involve risks, assumptions and uncertainties.  There are important factors that could cause actual results to differ materially from those expressed or implied by these forward‑looking statements, including our plans, objectives, expectations and intentions and other risks set forth our Annual Report on Form 10‑K, including under “Item 1, Business,” “Item 1A, Risk Factors,” and “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  These forward‑looking statements include, but are not limited to, statements about:

•	forecasts of future business performance, consumer trends and macro‑economic conditions;
•	descriptions of market and/or competitive conditions;
•	descriptions of plans or objectives of management for future operations, products or services;
•	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing and our ability to obtain additional financing;
•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;
•	our ability to obtain and maintain regulatory approvals of our products;
•
the risks related to our identified material weaknesses in our internal control over financial reporting could adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner;

•
the risks related to potential shareholder claims or litigation, or inquiry or investigations by regulatory or governmental bodies related to our restatement of financial results or our identified material weaknesses;

•	our ability to regain compliance with NASDAQ Listing Rules;
•	anticipated results of existing or future litigation; and
•	descriptions or assumptions underlying or related to any of the above items.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward‑looking statements contained in this prospectus might not occur.  Investors are cautioned not to place undue reliance on the forward‑looking statements, which speak only as of the date of this prospectus, even if subsequently made available by us on our website or otherwise.  We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward‑looking statements, whether as a result of new information, future events or otherwise.  You should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.  All subsequent forward‑looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We are not selling any securities in this offering and we will not receive any of the proceeds from the sale of shares of our Common Stock by the selling securityholders.  The selling securityholders will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby.  However, we will incur expenses in connection with the registration of the shares of our Common Stock offered hereby, including legal and accounting fees.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the selling securityholders of up to 1,681,043 shares of our common stock, including shares of our common stock that we may issue upon conversion of a portion of the Series C Preferred Stock or upon the exercise of their warrants, that we issued to the selling securityholders.  We are filing the registration statement, of which this prospectus forms a part, and are registering the Shares pursuant to the provisions of the registration rights agreement (the “Registration Rights Agreement”) we entered into with the Purchasers on June 22, 2015.  Each selling securityholder may from time to time offer and sell pursuant to this prospectus any or all of the Shares, including shares of our common stock that it acquires upon conversion of a portion of its respective Series C Preferred Stock and upon exercise of its warrants.

The table below lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling securityholders.  The second column lists the number of shares of Common Stock beneficially owned by the selling securityholders, based on their respective ownership of shares of Common Stock, as of October 31, 2019.  The percentage of shares beneficially owned prior to the offering is based on 32,903,287 shares of our Common Stock outstanding as of October 31, 2019.  The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling securityholder may offer under this prospectus and does not take into account any limitations in the Agreements.

The selling securityholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

Name of Selling Security Holder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering (1)	Percentage of Shares of Common Stock Beneficially Owned After Offering (1)
Broadfin Healthcare Master Fund, Ltd. (2)	2,964,113	1,381,043	1,583,070	4.66%
Sabby Healthcare Master Fund, Ltd. (3)	300,000	300,000	-	-

(1)          Assumes the sale of the maximum number of shares of Common Stock to be sold pursuant to this prospectus.

(2)          The business address of Broadfin Healthcare Master Fund, Ltd. (“Broadfin”) is 20 Genesis Close Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1‑1108, Cayman Islands and the business address of each of Broadfin Capital, LLC and Kevin Kotler is 300 Park Avenue, 25th Floor, New York, New York 10022.  Broadfin, Broadfin Capital, LLC and Kevin Kotler have shared voting and investment control of the securities held by Broadfin.  Broadfin holds the following securities: (i) 1,882,024 shares of common stock, (ii) 300,000 shares of common stock issuable upon the exercise of warrants held by Broadfin and (iii) 782,089shares of common stock issuable upon conversion of 2,103.82 shares of Series C Preferred Stock.

(3)          The business address of Sabby Healthcare Master Fund Ltd. (“Sabby HMF”) is c/o Sabby Management LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.  Sabby Management, LLC serves as the investment manager of Sabby HMF.  Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby HMF.  Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby HMF except to the extent of their respective pecuniary interest therein.  Sabby HMF holds the following securities: 300,000 shares of common stock issuable upon the exercise of warrants held by Sabby HMF.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock, including shares of our common stock that we may issue upon conversion of a portion of the Series C Preferred Stock or upon the exercise of their warrants, that we issued to the selling securityholders to permit the resale of these shares of Common Stock by the holders of such shares of Common Stock from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock.  We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker‑dealers or agents.  If the shares of Common Stock are sold through underwriters or broker‑dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over the counter market;
•	in transactions otherwise than on these exchanges or systems or in the over the counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker‑dealers or agents, such underwriters, broker‑dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker‑dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker‑dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of Common Stock to broker‑dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker‑dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker‑dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker‑dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re‑allowed or paid to broker‑dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person.  All of the foregoing may affect the marketability of the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, estimated to be $42,124 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Stevens & Lee, P.C., King of Prussia, Pennsylvania.

EXPERTS

The consolidated balance sheet of STRATA Skin Sciences, Inc. and Subsidiary as of December 31, 2018, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of STRATA Skin Sciences, Inc. and Subsidiary as of December 31, 2017, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public at the SEC’s web site at www.sec.gov, and on our web site at www.strataskinsciences.com.  The information contained on our web site is not included or incorporated by reference into this prospectus.  In addition, our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “SSKN.”

This prospectus is only part of a Registration Statement on Form S‑1 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement.  We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.  You may obtain a copy from the SEC’s web site or our web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”).  The documents we are incorporating by reference as of their respective dates of filing are (unless otherwise indicated the File No. for each of the below filings is 001‑51481):

•	Our Annual Report on Form 10‑K for the year ended December 31, 2018, filed on October 30, 2019;
•	Our Quarterly Reports on Form 10‑Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed on November 8, 2019, November 14, 2019 and November 18, 2019 respectively;

•
Our Current Reports on Form 8‑K filed on April 5, 2019, May 6, 2019, May 14, 2019, May 16, 2019, May 17, 2019, June 12, 2019, July 15, 2019, July 26, 2019, August 6, 2019, August 16, 2019, August 26, 2019, August 30, 2019, October 7, 2019, October 25, 2019 and November 19, 2019 (except for such information furnished under Item 7.01 and the exhibits furnished thereto); and

•
The description of our securities contained in our Registration Statement on Form 8‑A filed on August 8, 2005 pursuant to Section 12(g) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044 Attention: Investor Relations.  The Company can be reached via telephone at (215) 619‑3200.

STRATA SKIN SCIENCES, INC.

1,681,043 SHARES OF COMMON STOCK

PROSPECTUS

                         , 2019

INFORMATION NOT REQUIRED IN PROSPECTUS

          Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses in connection with the sale and distribution of the securities registered under the Registration Statement.  All of the amounts shown are estimates except the SEC registration fee.

Registration Fee Under the Securities Act of 1933	$539
Legal Fees and Expenses (1)	25,000
Accounting Fees and Expenses (1)	15,000
Printing and miscellaneous expenses (1)	1,585
Total	$42,124

(1) Estimated

          Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

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Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation, as amended, provides that to the fullest extent permitted by the DGCL, a director shall not be personally liable to the Company or its stockholders for monetary damages for monetary damages for breach of fiduciary duty as a director.  The Company may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served at any other enterprise as a director, officer or employee at the request of the Company.  Article V of our amended and restated by‑laws provides that we shall indemnify our directors and officers, or former directors and officers, against any and all expenses and liabilities, to the fullest extent permitted by the DGCL.

We have entered into agreements to indemnify our directors and officers.  These agreements, among other things, will indemnify and advance expenses to our directors and officers for all expenses, including, but not limited to, attorney’s fees, witness fees, damages, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request.

          Recent Sales of Unregistered Securities

None.

          Exhibits and Financial Statement Schedules

(a)          Exhibits.

Exhibit No.	Description
3.1
Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.  (Incorporated by reference to Exhibit 3.1 contained in our Current Report on Form 8-K (File No. 000-51481), filed on July 23, 2014.)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-1 filed on August 8, 2005)

4.2	Form of 2015 Warrant to purchase common stock issued to Purchasers (Incorporated by reference to Exhibit 4.1 contained in our Current Report on Form 8-K (File No. 000-51481), filed on June 23, 2015.)

4.3	Form of Senior Secured Convertible Debenture issued to Purchasers. (Incorporated by reference to Exhibit 4.2 contained in our Current Report on Form 8-K (File No. 000-51481), filed on June 23, 2015.)

10.1	Form of Securities Purchase Agreement. (Incorporated by reference to Exhibit 10.1 contained in our Current Report on Form 8-K (File No. 000-51481), filed on June 23, 2015.)

10.2	Form of Registration Rights Agreement. (Incorporated by reference to Exhibit 10.2 contained in our Current Report on Form 8-K (File No. 000-51481), filed on June 23, 2015.)

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10.3	Form of Security Agreement. (Incorporated by reference to Exhibit 10.3 contained in our Current Report on Form 8-K (File No. 000-51481), filed on June 23, 2015.)

5.1*	Opinion of Stevens & Lee, P.C. regarding the legality of securities being registered
23.1*	Consent of EisnerAmper LLP, independent registered public accounting firm

23.2*	Consent of Marcum LLP, independent registered public accounting firm

23.3	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)

          Undertakings

(a)          We hereby undertake:

(1)          To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)          That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by us or on our behalf or used or referred to by us ;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by us or on our behalf; and

(iv)          Any other communication that is an offer in the offering made by us to the purchaser.

(b)          We hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a‑3 or Rule 14c‑3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S‑X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we   have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we   certify that we   have reasonable grounds to believe that we meet all of the requirements for filing on Form S‑1 and have duly caused this Post‑Effective Amendment No. 1 to Form S‑3 on Form S‑1 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania on November 20, 2019.

STRATA SKIN SCIENCES, INC.
By:	/s/ Dolev Rafaeli
Dolev Rafaeli
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post‑Effective Amendment No. 1 to Form S‑3 on Form S‑1 has been signed by the following persons in the capacities and on the dates stated.

/s/ Dolev Rafaeli	President, Chief Executive Officer and Director (Principal Executive Officer )	Dated: November 20, 2019
Dolev Rafaeli

/s/ Matthew C. Hill	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	Dated: November 20, 2019
Matthew C. Hill

/s/ Uri Geiger	Chairman of the Board; Director	Dated: November 20, 2019
Uri Geiger

/s/ David N. Gill	Director	Dated: November 20, 2019
David N. Gill

/s/ LuAnn Via	Director	Dated: November 20, 2019
LuAnn Via

/s/ Nachum Shamir	Director	Dated: November 20, 2019
Nachum Shamir

/s/ Samuel Rubenstein	Director	Dated: November 20, 2019
Samuel Rubenstein

/s/ Samuel E. Navarro	Director	Dated: November 20, 2019
Samuel E. Navarro

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